Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of CUI Global, Inc. (the "Company"), on Form 10-Q of the quarter ended June 30, 2011, I hereby certify solely for the purpose of complying with 18 U.S.C.  Section 1350, as adopted to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The quarterly report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CUI Global, Inc.

By:	/s/ William J. Clough	Dated this 9th day of August 2011.
William J. Clough,
Chief Executive Officer/President